Exhibit 99.1

Intrexon Announces Fourth Quarter and Full Year 2016 Financial Results

– Quarterly GAAP revenues of $46.0 million and net loss attributable to Intrexon of $44.1 million including non-cash charges of $38.9 million –

– Adjusted EBITDA of $(5.8) million –

GERMANTOWN, MD, March 1, 2017 – Intrexon Corporation (NYSE: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, today announced its fourth quarter and full year financial results for 2016.

Business Highlights and Recent Developments:

•	Oxitec, a wholly-owned subsidiary of Intrexon, opened its large scale mosquito production facility in Brazil with the capacity to produce 60 million Friendly™ Aedes per week. Given ongoing discussions in Brazil management expects the factory’s egg capacity will be committed within 2017;

•	Oxitec expanded its Friendly™ Aedes project in Piracicaba, Brazil with the initiation of releases of self-limiting Aedes aegypti mosquitoes in ten additional neighborhoods in the city’s center covering an additional 60,000 people;

•	The Cayman Islands Mosquito Research and Control Unit commenced operational roll-out of Oxitec’s Friendly™ technology in West Bay, Grand Cayman, in July 2016 as the first phase of an anticipated island-wide deployment, and recent results indicate the program is on track;

•	Okanagan Specialty Fruits (OSF) achieved the first commercial harvest of its non-browning Arctic® Golden apple variety and plans commercial launch of fresh sliced apples in select markets across North America in the fall of 2017;

•	Together with collaborator ZIOPHARM Oncology, Inc. (NASDAQ: ZIOP) announced signing of a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute (NCI) for the development of adoptive cell transfer-based immunotherapies using autologous peripheral blood lymphocytes genetically modified using the Sleeping Beauty system to express T-cell receptors for the treatment of solid tumors in patients with advanced cancers;

•	Collaborator ZIOPHARM announced end-of-phase 2 meeting with the FDA for Ad-RTS-hIL-12 + veledimex in recurrent glioblastoma and expects to announce the outcome of this meeting in the first quarter with the goal of initiating a pivotal clinical trial in 2017;

•	Collaborator ZIOPHARM announced improved production times in its ongoing Phase I trial of 2nd generation Sleeping Beauty CD19+ CAR-T cells and progress toward its “Point-of-Care” approach. One patient with multiple-relapsed acute lymphoblastic leukemia achieved a complete response and a patient with triple-hit non-Hodgkin lymphoma was treated with T cells manufactured in 2 weeks;

•	Collaborator ZIOPHARM presented promising pre-clinical data at the 58th American Society of Hematology Annual Meeting that a single, low-dose of 3rd gen Sleeping Beauty CAR+ T cells co-expressing a CD19-specific CAR and membrane-bound IL15 produced in <2 days resulted in sustained in vivo persistence, potent anti-tumor effects and superior leukemia-free survival;

•	Collaborator Fibrocell Science, Inc. (NASDAQ: FCSC) announced dosing of first patient in Phase I portion of Phase I/II clinical trial of FCX-007 gene therapy for treatment of recessive dystrophic epidermolysis bullosa (RDEB);

•	Established joint ventures in the Health and Food sectors: Intrexon T1D Partners, LLC to develop ActoBiotics® based antigen-specific immunotherapy to treat type 1 diabetes in humans, and EnviroFlight, a joint venture with Darling Ingredients, Inc. (NYSE: DAR), to employ black soldier fly in the development of sustainable high quality nutrients for the aquaculture and livestock industries;

•	Entered into Exclusive Channel Collaborations with Genten Therapeutics, Inc., CRS Bio, Inc., Relieve Genetics, Inc., Exotech Bio, Inc., and AD Skincare, Inc., startups backed by the Harvest Intrexon Enterprise Fund. The collaborations are focused on biologically based delivery of therapeutic molecules to target human health conditions including celiac disease, chronic rhinosinusitis, neuropathic pain, cancer, and aging facial skin, respectively;

•	Intrexon’s collaboration with a leading global agricultural company utilizing ActoBiotics™ technology advanced to its next phase of development for biological crop protection solutions following initial studies validating the efficacy of dsRNA for insect control applications;

•	Exemplar Genetics, a wholly-owned subsidiary of Intrexon, was awarded a subcontract with Leidos Biomedical Research, Inc., prime contractor for the Frederick National Laboratory for Cancer Research, sponsored by the National Cancer Institute, to support the NIH’s National Center for Advancing Translational Sciences in creating genetically engineered miniswine models of sickle cell disease that could potentially lead to new treatments for the disorder;

•	Two of Intrexon’s subsidiaries achieved additional regulatory approvals: OSF’s non-browning Arctic® Fuji apple was granted deregulated status by the U.S. Department of Agriculture’s Animal and Plant Health Inspection Service and Health Canada approved AquaBounty Technologies, Inc. (NASDAQ: AQB, AIM: ABTU) AquAdvantage® Salmon for commercial sale in Canada;

•	Oxitec announced that the Board of the Florida Keys Mosquito Control District voted to approve the investigational agreement for use of self-limiting Friendly™ mosquitoes in an effectiveness trial following an approval vote by residents in Monroe County;

•	Oxitec announced plans to move forward with open field trials of its self-limiting Mediterranean fruit fly (medfly) in Australia after a series of successful studies across multiple countries demonstrated the self-limiting medfly’s ability to mate with wild medfly and subsequently suppress the pest population;

•	Oxitec and Gangabishan Bhikulal Investment and Trading Limited announced initiation of outdoor caged trials in India to demonstrate the efficacy of Oxitec’s Friendly™ mosquitoes in suppressing the local population of Aedes aegypti, the primary vector for many dangerous viruses including dengue, Zika, and chikungunya. Recently published work estimates dengue alone infects almost 5.8 million people in India annually and the total financial cost of dengue exceeds $1 billion per year;

•	Four of Intrexon collaborators’ gene therapy programs attained development achievements with the U.S. Food and Drug Administration: Fast Track designation to Fibrocell for FCX-007 for the treatment of RDEB, Fast Track designation to Oragenics, Inc. (NYSE MKT: OGEN) for ActoBiotics® AG013 for the treatment of oral mucositis, Orphan Drug designation to Agilis Biotherapeutics’ AGIL-FA for the treatment of Friedreich’s ataxia, and Orphan Drug designation to Fibrocell for FCX-013 for the treatment of linear scleroderma;

•	AquaBounty completed the listing of its common shares on the NASDAQ Stock Market and completed an equity subscription from Intrexon. In conjunction with the listing on NASDAQ, Intrexon distributed a special stock dividend of shares of AquaBounty common stock it owned to its shareholders while maintaining majority ownership of AquaBounty’s outstanding common stock; and

•	Entered into a definitive agreement to acquire GenVec, Inc. (NASDAQ: GNVC), a clinical-stage company and pioneer in the development of AdenoVerse™ gene delivery technology, with the goal of integrating and expanding upon GenVec’s expertise in adenoviral (AdV) vectors and cGMP drug product manufacturing to enhance Intrexon’s broad gene transfer capabilities that encompass multiple viral and non-viral platforms and develop a next generation AdV platform with significantly higher payload capacity compared to current systems.

Fourth Quarter Financial Highlights:

•	Total revenues of $46.0 million, an increase of 11% over the fourth quarter of 2015;

•	Net loss of $44.1 million attributable to Intrexon, or $(0.37) per basic share, including non-cash charges of $38.9 million;

•	Adjusted EBITDA of $(5.8) million, or $(0.05) per basic share;

•	The net change in deferred revenue related to upfront and milestone payments, which represents the cash and stock received from collaborators less the amount of revenue recognized during the period, was a decrease of $11.3 million compared to a net increase of $22.3 million in the fourth quarter of 2015;

•	Cash consideration received for reimbursement of research and development services covered 54% of cash operating expenses (exclusive of operating expenses of consolidated subsidiaries);

•	Total consideration received for technology access fees, reimbursement of research and development services and products and services revenues covered 61% of consolidated cash operating expenses; and

•	Cash, cash equivalents, and short-term and long-term investments totaled $243.2 million, the value of investment in preferred stock totaled $129.5 million, and the value of equity securities totaled $23.5 million at December 31, 2016.

Full Year Financial Highlights:

•	Total revenues of $190.9 million, an increase of 10% over the full year ended December 31, 2015;

•	Net loss of $186.6 million attributable to Intrexon, or $(1.58) per basic share, including non-cash charges of $159.0 million;

•	Adjusted EBITDA of $(26.6) million, or $(0.23) per basic share;

•	The net increase in deferred revenue related to upfront and milestone payments was $116.5 million compared to $74.1 million in the full year ended December 31, 2015;

•	Cash consideration received for reimbursement of research and development services covered 57% of cash operating expenses (exclusive of operating expenses of consolidated subsidiaries); and

•	Total consideration received for technology access fees, reimbursement of research and development services and products and services revenues covered 129% of consolidated cash operating expenses.

“Over the course of 2016, while nevertheless achieving its overall financial goals, significantly advancing a great many of its partnered programs, and meaningfully extending its technology platforms, the Company faced political and regulatory headwinds in our marketable products portfolio that we had not fully appreciated at this time last year, causing us to underachieve commercially as compared with our expectations,” commented Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon.

“Operationally, however, we executed exceptionally well. We essentially balanced cost recovery, deal money, and products and services revenues to our cash operating expenses, thus maintaining our desired capital efficiency, strengthened our leadership team, moved many of our developmental programs forward in the lab, the field or the clinic, and our more than 600 scientists extended our leadership in the engineering of biology by providing several new technology platforms that should enable many novel, valuable and differentiated products. Several of these already have drawn partnering interest, and others should add significant incremental value to some of the Company’s existing partnerships.”

“In addition, we are evaluating structural alternatives concerning our business in healthcare as we appreciate that, as compared with the rest of our business, healthcare is unique as an industry, having a discrete shareholder base, methods of measurement and a vastly greater industrial maturity.”

Mr. Kirk concluded, “We therefore view our prospects for 2017 with the highest expectations for performance. We more than ever are confident that Intrexon can lead the greatest industrial vector in history.”

Fourth Quarter 2016 Financial Results Compared to Prior Year Period

Total revenues increased $4.5 million, or 11%, over the quarter ended December 31, 2015. Collaboration and licensing revenues increased $6.6 million from the quarter ended December 31, 2015 due to (i) the recognition of deferred revenue for upfront payments received from collaborations signed by the Company in 2016, including the consideration received in June 2016 from ZIOPHARM to amend the collaborations between us; and (ii) increased research and development services for these collaborations and for the expansion of programs or the addition of new programs with previously existing collaborators. Product revenues decreased $1.5 million, or 17%, and gross margin decreased from the quarter ended December 31, 2015. The decrease in product revenues and gross margin primarily relates to a decrease in the quantities of pregnant cows, livestock previously used in production and live calves sold due to lower customer demand for these products and also due to a decline in average sales price of livestock previously used in production. Service revenues and gross margins were consistent quarter over quarter.

Research and development expenses increased $2.8 million, or 11%, due primarily to increases in (i) salaries, benefits and other personnel costs for research and development employees hired to support new or expanded collaborations, (ii) lab supplies and consulting expenses incurred as our collaborator programs progress towards the clinical phase, and (iii) amortization of intangible assets which commenced upon regulatory approvals received by our subsidiaries. While selling, general and administrative (SG&A) expenses were generally flat quarter over quarter, legal and professional expenses increased $4.7 million due to (i) expenses incurred to support domestic and international government affairs for regulatory and other approvals necessary to commercialize the Company’s products and services; and (ii) increased legal fees to defend ongoing litigation. Salaries, benefits and other personnel costs for SG&A employees decreased $6.0 million primarily due to a decrease in performance-based cash incentives for the Company’s executive officers in 2016, partially offset by the costs of increased headcount, including the hiring of two new executive officers and additional business development professionals.

Total other income (expense), net, decreased $12.4 million, or 336%, from the quarter ended December 31, 2015. This decrease was attributable to the $16.0 million unrealized and realized losses recognized on the Company’s equity securities portfolio, partially offset by dividend income from the Company’s investment in preferred stock.

Full Year 2016 Financial Results Compared to Prior Year Period

Total revenues increased $17.3 million, or 10%, over the year ended December 31, 2015. Collaboration and licensing revenues increased $22.1 million over the year ended December 31, 2015 due to (i) the recognition of deferred revenue for upfront payments received from collaborations signed by the Company in 2016, including the consideration received in June 2016 from ZIOPHARM to amend the collaborations between us; and (ii) increased research and development services for these collaborations and for the expansion of programs or the addition of new programs with previously existing collaborators. This increase is partially offset by the recognition in 2015 of previously deferred revenue related to collaboration agreements for which the Company satisfied all of its obligations or which were terminated during 2015. Product revenues decreased $4.9 million, or 12%, and gross margin decreased from the year ended December 31, 2015. The decrease in product revenues and gross margin primarily relates to a decrease in the quantities of pregnant cows, livestock previously used in production and live calves sold due to lower customer demand for these products and also due to a decline in average sales price of livestock previously used in production. Service revenues and gross margin on services were consistent year over year.

Research and development expenses decreased $35.3 million, or 24%, due primarily to the inclusion in 2015 of a $59.6 million payment in common stock for an exclusive license to certain technologies owned by the University of Texas MD Anderson Cancer Center. This decrease was partially offset by increases in (i) salaries, benefits and other personnel costs for research and development employees, (ii) lab supplies and consulting expenses, and (iii) depreciation and amortization. Salaries, benefits and other personnel costs increased $7.3 million due to (i)

an increase in research and development headcount to support new and expanded collaborations and (ii) a full year of costs for research and development employees assumed in 2015 acquisitions. Lab supplies and consulting expenses increased $10.6 million as a result of (i) the progression into the preclinical phase with certain collaborators; (ii) the increased level of research and development services provided to collaborators; and (iii) a full year of compensation costs incurred for employees assumed in 2015 acquisitions. Depreciation and amortization increased $5.7 million primarily as a result of (i) the inclusion of a full year of depreciation and amortization on property, equipment and intangible assets assumed in 2015 acquisitions and (ii) a full year of amortization of AquaBounty’s intangible assets which commenced upon regulatory approval in November 2015. SG&A expenses increased $33.3 million, or 31%, over the year ended December 31, 2015. Salaries, benefits and other personnel costs for SG&A employees increased $3.2 million due to (i) increased headcount, including the hiring of two new executive officers and additional business development professionals; (ii) a full year of non-cash compensation paid to the Company’s CEO pursuant to the compensation agreement into which the Company entered in November 2015; and (iii) a full year of salaries, benefits and other personnel costs for employees assumed in 2015 acquisitions. These increases were partially offset by a decrease in performance-based cash incentives for our executive officers in 2016. Legal and professional expenses increased $18.6 million primarily due to (i) a full year of non-cash consulting expenses pursuant to the Company’s services agreement with Third Security into which the Company entered in November 2015; (ii) expenses incurred to support domestic and international government affairs for regulatory and other approvals necessary to commercialize the Company’s products and services; (iii) increased legal fees to defend ongoing litigation; and (iv) incremental costs incurred to support the 2015 acquisitions and other business development activities. In 2016, the Company also recorded $4.3 million in litigation expenses arising from the entrance of a court order in Trans Ova’s trial with XY, LLC.

Total other income (expense), net, decreased $116.7 million, or 170%, from the year ended December 31, 2015. This decrease was attributable to the $81.4 million realized gain recognized upon the special stock dividend of all of Intrexon’s shares of ZIOPHARM to the Company’s shareholders in June 2015 and the decrease in fair value of the Company’s equity securities portfolio. These decreases were partially offset by preferred stock dividend income received from ZIOPHARM.

Conference Call and Webcast

The Company will host a conference call today Wednesday, March 1st, at 5:30 PM ET to discuss the fourth quarter and full year 2016 financial results and provide a general business update. The conference call may be accessed by dialing 1-888-317-6003 (Domestic US), 1-866-284-3684 (Canada), and 1-412-317-6061 (International) and providing the number 2431343 to join the Intrexon Corporation Call. Participants may also access the live webcast through Intrexon’s website in the Investors section at http://investors.dna.com/events.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. Intrexon’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon, on Facebook, and LinkedIn.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA and Adjusted EBITDA per share, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (SEC). For a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles and for a discussion of the reasons why the company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.” Such information is provided as additional information, not as an alternative to Intrexon’s consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of the Intrexon’s current financial performance.

Trademarks

Intrexon, ActoBiotics, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) actual or anticipated variations in Intrexon’s operating results; (iv) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (v) Intrexon’s cash position; (vi) market conditions in Intrexon’s industry; (vii) the volatility of Intrexon’s stock price; (viii) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (ix) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (x) the outcomes of pending or future litigation; (xi) the rate and degree of market acceptance of any products developed by a collaborator under an ECC or through a joint venture; (xii) Intrexon’s ability to retain and recruit key personnel; (xiii) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; (xiv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xv) Intrexon’s expectations relating to its subsidiaries and other affiliates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information regarding Intrexon Corporation, contact:

Investor Contact: Christopher Basta Vice President, Investor Relations Tel: +1 (561) 410-7052 investors@intrexon.com	Corporate Contact: Marie Rossi, Ph.D. Senior Manager, Technical Communications Tel: +1 (301) 556-9850 publicrelations@intrexon.com

Intrexon Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$62,607	$135,782
Restricted cash	6,987	—
Short-term investments	174,602	102,528
Receivables
Trade, net	21,637	25,101
Related parties	16,793	23,597
Notes, net	1,500	601
Other	2,555	2,995
Inventory	21,139	26,563
Prepaid expenses and other	7,361	6,634

Total current assets	315,181	323,801
Long-term investments	5,993	105,447
Equity securities	23,522	83,653
Investment in preferred stock	129,545	—
Property, plant and equipment, net	64,672	42,739
Intangible assets, net	225,615	247,535
Goodwill	157,175	165,169
Investments in affiliates	23,655	9,977
Other assets	3,710	3,725

Total assets	$949,068	$982,046

Liabilities and Total Equity
Current liabilities
Accounts payable	$8,478	$4,967
Accrued compensation and benefits	6,540	19,050
Other accrued liabilities	15,776	7,949
Deferred revenue	53,364	35,366
Lines of credit	820	561
Current portion of long term debt	386	930
Current portion of deferred consideration	8,801	6,931
Related party payables	440	150

Total current liabilities	94,605	75,904
Long term debt, net of current portion	7,562	7,598
Deferred consideration, net of current portion	—	8,698
Deferred revenue, net of current portion	256,778	162,363
Deferred tax liabilities	17,007	21,802
Other long term liabilities	3,868	795

Total liabilities	379,820	277,160

Commitments and contingencies
Total equity
Common stock	—	—
Additional paid-in capital	1,325,780	1,249,559
Accumulated deficit	(729,341)	(542,729)
Accumulated other comprehensive loss	(36,202)	(12,752)

Total Intrexon shareholders’ equity	560,237	694,078
Noncontrolling interests	9,011	10,808

Total equity	569,248	704,886

Total liabilities and total equity	$949,068	$982,046

Intrexon Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31
(Amounts in thousands, except share and per share data)	2016	2015	2016	2015
Revenues
Collaboration and licensing revenues	$27,727	$21,131	$109,871	$87,821
Product revenues	7,692	9,234	36,958	41,879
Service revenues	10,318	10,766	43,049	42,923
Other revenues	265	367	1,048	982

Total revenues	46,002	41,498	190,926	173,605

Operating Expenses
Cost of products	8,212	9,092	37,709	40,746
Cost of services	5,998	5,867	23,930	23,183
Research and development	29,020	26,197	112,135	147,483
Selling, general and administrative	35,362	34,737	142,318	109,057

Total operating expenses	78,592	75,893	316,092	320,469

Operating loss	(32,590)	(34,395)	(125,166)	(146,864)

Other Income (Expense), Net
Unrealized and realized appreciation (depreciation) in fair value of equity securities and preferred stock	(13,506)	2,484	(58,894)	66,876
Interest expense	(102)	(232)	(861)	(1,244)
Interest and dividend income	4,373	673	10,190	1,884
Other income (expense), net	495	784	1,700	1,314

Total other income (expense), net	(8,740)	3,709	(47,865)	68,830
Equity in net loss of affiliates	(4,169)	(2,379)	(21,120)	(8,944)

Loss before income taxes	(45,499)	(33,065)	(194,151)	(86,978)
Income tax benefit (expense)	587	(210)	3,877	(1,016)

Net loss	$(44,912)	$(33,275)	$(190,274)	$(87,994)
Net loss attributable to the noncontrolling interests	775	561	3,662	3,501

Net loss attributable to Intrexon	$(44,137)	$(32,714)	$(186,612)	$(84,493)

Net loss per share, basic and diluted	$(0.37)	$(0.28)	$(1.58)	$(0.76)

Weighted average shares outstanding, basic and diluted	118,575,544	116,472,080	117,983,836	111,066,352

Intrexon Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA per share. To supplement Intrexon’s financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Intrexon presents Adjusted EBITDA and Adjusted EBITDA per share. A reconciliation of Adjusted EBITDA to net income or loss attributable to Intrexon under GAAP appears below. Adjusted EBITDA is a non-GAAP financial measure that Intrexon calculates as net income or loss attributable to Intrexon adjusted for income tax expense or benefit, interest expense, depreciation and amortization, stock-based compensation, shares issued as compensation for services, bad debt expense, noncash research and development expenses related to the acquisition of Intrexon’s license agreement with the University of Texas MD Anderson Cancer Center, litigation expenses, realized and unrealized appreciation or depreciation in the fair value of equity securities and preferred stock, and equity in net loss of affiliates. Adjusted EBITDA and Adjusted EBITDA per share are key metrics for Intrexon’s management and Board of Directors for evaluating the Company’s financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital. Management and the Board of Directors believe that Adjusted EBITDA and Adjusted EBITDA per share are useful to understand the long-term performance of Intrexon’s core business and facilitate comparisons of the Company’s operating results over multiple reporting periods. Intrexon is providing this information to investors and others to assist them in understanding and evaluating the Company’s operating results in a manner similar to how its management and Board of Directors evaluate operating results (except for the impact of the change in deferred revenue related to upfront and milestone payments, which is adjusted in the measures evaluated by management and the Board of Directors as discussed below). While Intrexon believes that its non-GAAP financial measures are useful in evaluating its business, and may be of use to investors, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as non-GAAP financial measures presented by other companies. Adjusted EBITDA and Adjusted EBITDA per share are not measures of financial performance under GAAP, and are not intended to represent cash flows from operations nor earnings per share under GAAP and should not be used as an alternative to net income or loss as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. Intrexon compensates for the limitations of Adjusted EBITDA and Adjusted EBITDA per share by using them only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDA per share have limitations as an analytical tool and you should not consider them in isolation or as a substitute for analysis of Intrexon’s results as reported under GAAP.

In addition to the reasons stated above, which are generally applicable to each of the items Intrexon excludes from its non-GAAP financial measure, Intrexon believes it is appropriate to exclude certain items from the definition of Adjusted EBITDA for the following reasons:

•	Interest expense may be subject to changes in interest rates which are beyond Intrexon’s control;

•	Depreciation of Intrexon’s property and equipment and amortization of acquired identifiable intangibles can be affected by the timing and magnitude of business combinations and capital asset purchases;

•	Stock-based compensation expense is a noncash expense and may vary significantly based on the timing, size and nature of awards granted and also because the value is determined using formulas which incorporate variables, such as market volatility;

•	Shares issued as compensation for services and bad debt expense are noncash expenses which Intrexon excludes in evaluating its financial and operating performance;

•	Unrealized and realized appreciation or depreciation in the fair value of securities which Intrexon holds in its collaborators may be significantly impacted by market volatility and other factors which are outside of the Company’s control in the short term and Intrexon intends to hold these securities over the long term except as provided above;

•	Equity in net loss of affiliate reflects Intrexon’s proportionate share of the income or loss of entities over which the Company has significant influence, but not control, and accounts for using the equity method of accounting. The Company’s acquisition of the license agreement with the University of Texas MD Anderson Cancer Center was a noncash expense Intrexon incurred to obtain access to specific technologies, which are strategic to the Company. Intrexon believes excluding the impact of such losses or gains on these types of strategic investments from its operating results is important to facilitate comparisons between periods; and

•	Litigation expenses are an estimate of the net amount due, including prejudgment interest, as a result of the final court order from Intrexon’s trial with XY, LLC. Intrexon believes it has compelling grounds to overturn the adverse rulings of the court order through appellate action and that, as a result, the amount of the damages could be reduced or eliminated.

Furthermore, supplemental information about the impact of the change in deferred revenue related to upfront and milestone payments is provided below. GAAP requires Intrexon to account for its collaborations as multiple-element arrangements. As a result, the Company initially defers certain collaboration revenues because certain of its performance obligations cannot be separated and must be accounted for as one unit of accounting. The collaboration revenues that Intrexon so defers arise from upfront and milestone payments received from the Company’s collaborators, which Intrexon recognizes over the future performance period even though the Company’s right to such consideration is neither contingent on the results of Intrexon’s future performance nor refundable in the event of nonperformance. The supplemental information about the change in deferred revenue removes the noncash revenue recognized during the period and includes the cash and stock received from collaborators for upfront and milestone payments during the period. Management and the Board of Directors consider this information in evaluating Intrexon’s operating performance as they believe it permits the quarterly and annual comparisons of the Company’s ability to consummate new collaborations or to achieve significant milestones with existing collaborators.

The following table presents a reconciliation of net income (loss) attributable to Intrexon to EBITDA and also to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA per share, for each of the periods indicated:

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Net loss attributable to Intrexon	$(44,137)	$(32,714)	$(186,612)	$(84,493)
Interest expense	66	228	681	1,188
Income tax expense (benefit)	(587)	210	(3,877)	1,016
Depreciation and amortization	6,793	5,482	24,085	17,522

EBITDA	$(37,865)	$(26,794)	$(165,723)	$(64,767)
Stock-based compensation	11,553	12,121	42,122	38,495
Shares issued as compensation for services	2,493	1,689	10,777	2,169
Bad debt expense	354	195	1,963	1,757
Research and development license with MD Anderson Cancer Center paid in stock	—	—	—	59,579
Litigation expense	—	—	4,228	—
Unrealized and realized (appreciation) depreciation in fair value of equity securities and preferred stock	13,506	(2,484)	58,894	(66,876)
Equity in net loss of affiliates	4,169	2,379	21,120	8,944

Adjusted EBITDA	$(5,790)	$(12,894)	$(26,619)	$(20,699)

Weighted average shares outstanding, basic and diluted	118,575,544	116,472,080	117,983,836	111,066,352
Adjusted EBITDA per share, basic and diluted	$(0.05)	$(0.11)	$(0.23)	$(0.19)

Supplemental information:
Impact of change in deferred revenue related to upfront and milestone payments	$(11,259)	$22,262	$116,536	$74,103